Exhibit 32.1

Certification of Chief Executive Officer and

Chief Financial Officer Pursuant to

18 U.S.C. Section 1350

As Adopted to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Sandalwood Lodging Investment Corporation (the Company) on Form 10-QSB for the period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the Quarterly Report), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

1)	The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Quarterly Report.

Date: August 14, 2003	/s/ Bryan E. Gordon,
Bryan E. Gordon, Chairman of the Board and Managing Director

Date: August 14, 2003	/s/ Douglas H.S. Greene
Douglas H.S. Greene, Vice Chairman, Managing Director, Chief Investment Officer and Treasurer

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